Exhibit 10.28

SECOND AMENDMENT

TO

NOMINATION AGREEMENT

This Second Amendment to Nomination Agreement (the “Second Amendment”) dated January 10, 2014, amends that certain Nomination Agreement dated March 1, 2013, by and among the persons and entities listed on Schedule A (collectively, the “PW Group”, and individually a “member” of the PW Group), Famous Dave’s of America, Inc. (the “Company”) and Patrick Walsh, in his individual capacity and as a member of the PW Group (the “PW Designee”), as amended by the First Amendment to Nomination Agreement dated November 25, 2013 (the “First Amendment”) (as so amended, the “Nomination Agreement”). Capitalized terms used in this Second Amendment and not otherwise defined shall have the meanings ascribed to them in the Nomination Agreement.

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Nomination Agreement as follows:

1. Paragraphs A and B of the First Amendment are amended in their entireties to read as follows:

“A. The Company agrees to include the PW Designee in its slate of nominees for election (the “2014 Company Slate”) as one of no more than eight (as determined by the Board) directors of the Company at the 2014 Annual Meeting. The Board will publicly recommend and solicit proxies for the election of the PW Designee at the 2014 Annual Meeting in the same manner as it does for all the other members of the 2014 Company Slate.

B. During the Covered Period, the number of directors constituting the Board will be fixed at no more than eight, as determined by the Board.”

2. The PW Group shall promptly file an amendment to its Schedule 13D with respect to the Company, filed with the SEC on December 27, 2012, reporting the entry into this Second Amendment and appending or incorporating by reference this Second Amendment as an exhibit thereto.

3. Except as specifically provided herein, the Nomination Agreement shall remain in full force and effect according to its terms. This Second Amendment may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Dean A. Riesen
Name: Dean A. Riesen
Title: Chairman of the Board

PW Partners Atlas Fund LP

By:	/s/ Patrick Walsh
Name:	Patrick Walsh
Title:	Managing Member, PW Partners Atlas Funds, LLC, General Partner

PW Partners Master Fund LP

By:	/s/ Patrick Walsh
Name:	Patrick Walsh
Title:	Managing Member, PW Partners, LLC, General Partner

PW Partners Capital Management LLC

By:	/s/ Patrick Walsh
Name:	Patrick Walsh
Title:	Managing Member

PW Partners Atlas Funds, LLC

By:	/s/ Patrick Walsh
Name:	Patrick Walsh
Title:	Managing Member and Chief Executive Officer

PW Partners, LLC

By:	/s/ Patrick Walsh
Name:	Patrick Walsh
Title:	Managing Member and Chief Executive Officer

/s/ Patrick Walsh
Patrick Walsh

Schedule A

Members of PW Group

PW Partners Atlas Fund LP

PW Partners Master Fund LP

PW Partners Capital Management LLC

PW Partners Atlas Funds, LLC

PW Partners, LLC

Patrick Walsh